                           SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as Permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            Identix Incorporated
            -----------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


            -----------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

    Notes:

                              IDENTIX INCORPORATED

                               ----------------

                    Notice of Annual Meeting of Stockholders
                          to be held October 26, 2000

                               ----------------

TO THE STOCKHOLDERS OF IDENTIX INCORPORATED:

   Notice is hereby given that the Annual Meeting of Stockholders of Identix Incorporated (the "Company") will be held on Thursday, October 26, 2000 at 2:00 p.m. at the Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California 94089, for the purpose of considering and acting upon the following proposals:

     1. To elect nine directors to serve for the ensuing year and until their successors are elected.

     2. To amend the Company's Certificate of Incorporation to effect an increase in the number of authorized shares of the Company's common stock from 50,000,000 to 100,000,000 shares.

     3. To amend the Identix Incorporated Equity Incentive Plan to increase the number of shares of the Company's common stock available for issuance under that plan from 3,000,000 to 4,700,000 shares.

     4. To amend the Identix Incorporated Non-Employee Directors Plan to increase the number of shares of the Company's common stock available for issuance under that plan from 410,000 to 860,000 shares and to approve the other amendments to that plan described in the accompanying Proxy Statement.

     5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2001.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on September 1, 2000 are entitled to notice of and to vote at the meeting. A list of the stockholders of record will be available for inspection at the Company's headquarters at 510 North Pastoria Drive, Sunnyvale, California during ordinary business hours for the ten-day period prior to the Annual Meeting.

   All stockholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          James P. Scullion
                                          President and Interim Chief
                                           Executive Officer

Sunnyvale, California
September 18, 2000

                              IDENTIX INCORPORATED

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Identix Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, October 26, 2000 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California 94089. The Company's principal executive offices are located at 510 North Pastoria Avenue, Sunnyvale, California 94086. The Company's telephone number is (408) 731-2000.

   These proxy solicitation materials were mailed on or about September 18, 2000 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

   Stockholders of record at the close of business on September 1, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 33,283,789 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), were issued and outstanding, and 234,558 shares of the Company's Series A preferred stock, par value $0.01 per share ("Series A Preferred Stock") were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

   In order to constitute a quorum for the conduct of business, a majority of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote must be represented at the Annual Meeting.

   All shares represented by each properly executed, un-revoked proxy received in time for the Annual Meeting will be voted in the manner specified in the proxy. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors (each, a "Director", and collectively, the "Directors") listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement (this "Proxy Statement").

   Directors are elected by a plurality vote of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or non-votes by any institution that is a record holder of shares as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.

   Solely with respect to Proposal 2, the Proposed Amendment to the Company's Certificate of Incorporation, the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock issued and outstanding as of the Record Date and entitled to vote is required for approval. Abstentions will be treated as shares that are present or represented and entitled to vote for the purpose of determining the presence of a quorum but will not be treated as votes in favor of approval. Thus, abstentions have the effect of negative votes on Proposal 2. If no specific instructions are given in the proxy, the shares will be voted for approval of Proposal 2. Shares as to which proxy authority has been withheld with respect to Proposal 2, including non-votes by any institution that is the record holder of shares, will not be considered as present or represented with respect to the proposal but will otherwise have the same effect as a negative vote on Proposal 2.

   With the exception of Proposal 2, all other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as negative votes. If shares are not voted by the institution that is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is effective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that a matter has been obtained.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally or by telephone or telegraph.

Deadline for Receipt of Stockholder Proposals for Inclusion in the Company's Proxy Statement for the 2001 Annual Meeting

   Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than June 1, 2001 in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

General

   A Board of nine Directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below. In the event that any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. It is expected that all nominees will be able and willing to serve as Directors. The term of office of each person elected as a Director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

Vote Required

   The nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as Directors of the Company. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Nominees

   The names of the nominees and certain information about them are set forth below:

                                                                       Director
    Name of Nominee    Age            Principal Occupation              Since
    ---------------    ---            --------------------             --------
 Randall C. Fowler....  61 Chairman of the Board of the Company          1982
 Patrick H. Morton....  60 Chairman and Chief Executive Officer,         1985
                            QuadRep Incorporated
 Randall Hawks, Jr....  49 General Partner, Novus Ventures               1988
 Fred U. Sutter.......  71 Retired President, Chairman and Chief         1988
                            Executive Officer of Ascom Holdings,
                            Inc.
 Larry J. Wells.......  56 General Partner of the Management Company     1992
                            for Sundance Venture Partners, L.P.
 Charles W. Richion...  64 Retired Vice President, Corporate             1998
                            Development, of the Company
 James P. Scullion....  44 President and Interim Chief Executive         1998
                            Officer of the Company
 John E. Major........  54 Chairman and Chief Executive Officer,          *
                            Novatel Wireless, Inc.
 Paul J. Bulger.......  39 President and Chief Executive Officer,         *
                            ANADAC, Inc.

--------
 * Not currently a member of the Board

   Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company.

   Randall C. Fowler is Chairman of the Board of the Company, a position he has held since founding the Company in 1982. From 1982 until March 2000, Mr. Fowler served as Chief Executive Officer of the Company. Mr. Fowler was the President of the Company from 1982 until 1999. Mr. Fowler also served as a Director of Ophthalmic Imaging Systems from 1998 until its acquisition in August 2000. Since February 2000, Mr. Fowler has been a Director of Electronic Health Plans, Inc.

   Patrick H. Morton has been a Director since 1985. Mr. Morton is co-founder, Chairman and Chief Executive Officer of QuadRep Incorporated, a manufacturers' representative company. He held the position of President of QuadRep from 1981 through 1990 and has been Chairman since 1991. From May 1997 to June 2000, Mr. Morton was President of Kokusai Semiconductor Equipment Company.

   Randall Hawks, Jr. has been a Director since 1988. Mr. Hawks is a General Partner of Novus Ventures, a venture capital firm he has been with since 1999. From 1996 to 1998 Mr. Hawks was President and Chief

Executive Officer at WHEB Systems, Inc. From 1994 to 1995, Mr. Hawks was Executive Vice President of AT&T Paradyne, a communications equipment subsidiary of AT&T. Prior to joining AT&T Paradyne, Mr. Hawks was Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

   Fred U. Sutter has been a Director since 1988. Until January 1996, Mr. Sutter was Chairman, Chief Executive Officer and President of Ascom Holding Inc., a United States subsidiary of Ascom Holding AG, the parent company of a group of telecommunication companies and service automation providers. From December 1993 to July 1995, Mr. Sutter was the Chief Executive Officer and President of Ascom Holding AG. From January 1991 to August 1993, he was the Deputy President of Ascom Holding AG. From January 1987 to December 1990, he was President of Ascom Hasler AG. Ascom Hasler AG is a Swiss telecommunications company and is a part of Ascom Holding AG.

   Larry J. Wells has been a Director since 1992. Since 1989, Mr. Wells has been a General Partner of Anderson and Wells Company, the management company for Sundance Venture Partners, L.P. Prior to his affiliation with Anderson and Wells Company, Mr. Wells held similar positions with Inco Venture Capital from 1988 to 1989 and Citicorp Venture Capital from 1983 to 1987. Mr. Wells currently serves on the Board of Directors of Cellegy Pharmaceuticals, Inc., a drug development company, Isonics Corporation, an advanced materials and technology company and Wings America, Inc. a specialty retailer.

   Charles W. Richion has been a Director since 1998. Mr. Richion served as Vice President, Biometric Security Division of the Company from January 1998 until July 1998 and Vice President, Corporate Development of the Company from June 1997 to January 1998. Mr. Richion serves on the Board of Directors of Buy.Com. Prior to joining the Company, Mr. Richion worked at Hewlett-Packard Company from 1965 through 1996 serving in a variety of functions. His most recent positions included serving as Vice President and Director of U.S. Sales Operations and building the Global Partners Program.

   James P. Scullion has been a Director since 1998. Since March 2000, he has been Interim Chief Executive Officer of the Company. He is also President of the Company, a position held since April 1999, and Chief Financial Officer of the Company, a position held since 1990. From 1996 to 1999, he was Executive Vice President of the Company, and he was the Company's Vice President, Finance from 1990 to 1996. From 1986 to 1990, he was Vice President, Finance and Chief Financial Officer at DataTrak, Inc., a manufacturer of security access systems.

   John E. Major is Chairman and Chief Executive Officer of Novatel Wireless, Inc., a position he has held since July 2000. Prior to July 2000, he was the founder and Chief Executive Officer of the Wireless Internet Solutions Group, a strategic consulting practice focused on the wireless internet space. From November 1998 to November 1999, Mr. Major was Chairman and CEO of Wireless Knowledge, a Qualcomm, Inc. and Microsoft Corporation joint venture. From May 1997 until November 1998, he served as President of the Wireless Infrastructure Division of Qualcomm. Prior to that, for some 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major currently serves on the Executive Committee of both the Electronics Industry Association and the Telecommunications Industry Association. He also serves on the Board of Directors of Littelfuse, Inc., Verilink Corporation, Lennox International, Inc., and Advanced Remote Communications Solutions, Inc.

   Paul J. Bulger is the President and Chief Executive Officer of ANADAC, Inc. Mr. Bulger joined ANADAC in March 1994 as Corporate Vice President for Business Development and was appointed Chief Operating Officer in June 1998. He was appointed to his present position in January 1999. Prior to joining ANADAC, he was a strategic planning and business development consultant with W. S. Thompson Associates from March 1992 to February 1994. Mr. Bulger has also held various marketing and line management positions with I-NET Corporation, PRC Inc., and Advanced Technology Inc.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms received by it, or representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were complied with except the following: (1) each of Mr. Major and Mr. Daniel Dellegrotti, an officer of the Company, filed a late Form 3 reporting their initial holdings of Company stock; (2) Messrs. Fowler, Hawks, Morton, Richion, Sutter and Wells each filed a late Form 5 reporting one exempt transaction; (3) Mr. Bulger filed a late Form 5 reporting three exempt transactions; (4) Mr. Scullion filed a late Form 5 reporting two exempt transactions; and
(5) Mr. Grant Evans, Mr. Oscar Pieper and Mr. William Spence, who are officers of the Company, each filed a late Form 5 reporting one exempt transaction.

Board Meetings and Committees

   The Board held a total of seven meetings during fiscal 2000.

   The Board currently has two standing committees: the Compensation Committee and the Audit Committee.

   The Compensation Committee reviews and approves the Company's executive officer compensation policy and administers the Company's employee stock option plans. The Compensation Committee held two meetings during fiscal 2000. Messrs. Wells, Morton, Hawks and Richion are currently the members of the Compensation Committee.

   The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal controls. The Audit Committee held six meetings during fiscal 2000. Messrs. Wells, Morton and Hawks are currently the members of the Audit Committee.

   Mr. Morton is a controlling shareholder of Integrated Manufacturing Solutions, Inc., a supplier of integrated circuit boards and manufacturing services to the Company that received payments from the Company during fiscal 2000 approaching four percent of the Company's consolidated gross revenue (see "Certain Transactions" below). The Board believes Mr. Morton satisfies guidelines for "independence" established under the Audit Committee Rules adopted by the American Stock Exchange because, among other reasons, payments received by Integrated Manufacturing Solutions, Inc. were less than five percent of the Company's consolidated gross revenue during fiscal 2000.

   Notwithstanding the foregoing, even if Mr. Morton were deemed not to satisfy such guidelines for "independence", such rules provide that one non-independent director may serve on the audit committee of a company if such committee is comprised of at least three members and the board of directors determines that it is in the best interests of the company and its shareholders for the non-independent director to serve on the committee. In the Company's case, the Board has determined that it is in the best interests of the Company and its shareholders for Mr. Morton to serve on the three-person Audit Committee because, among other reasons, he is a longstanding member of the Board with intimate knowledge of the Company and its financial operations and has over 30 years of business experience managing companies (and their financial operations) in executive officer capacities.

   The Board does not have a Nominating Committee or any other committee performing such function.

   During fiscal 2000, no Director attended fewer than 75% of the aggregate of all meetings of the Board and committees, if any, upon which such Director served.

Director Compensation

   Each non-employee Director receives $2,000 for each Board meeting attended up to a maximum of $8,000 annually. (Prior to July 28, 2000, each non-employee Director received $1,000 for each Board meeting attended up to $4,000 annually.) The Company also reimburses non-employee Directors for certain expenses incurred by them in connection with attendance of Board meetings. Directors who are employees of the Company receive no additional or special remuneration for serving as Directors.

   Under the Company's Non-Employee Directors Stock Option Plan as currently in effect (the "Directors Plan"), each non-employee Director of the Company, upon such Director's first election to the Board, is entitled to receive an automatic non-discretionary grant of (1) a nonqualified stock option ("NQO") to purchase 20,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of stockholders or (2) an NQO to purchase 10,000 shares of Common Stock if more than six months have elapsed since the last annual meeting of stockholders (in either case, "Initial Grant"). In addition, on the date of the first meeting of the Board following each annual meeting of the stockholders of the Company, each eligible Director is entitled to receive an NQO to purchase 20,000 shares of Common Stock ("Annual Grant"). If the shareholders of the Company approve the amendments to the Directors Plan described under Proposal 4 below, then the Initial Grant shall be for an NQO covering 30,000 shares of Common Stock, or 15,000 shares if more than six months have elapsed since the last annual meeting of shareholders, and the Annual Grant shall be for an NQO covering 30,000 shares of Common Stock, in each case effective as of the date of the Annual Meeting.

   The exercise price of the NQOs granted under the Directors Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three-month period elapsing after the date of grant, so that such NQO will be fully exercisable on the first anniversary of the date such NQO was granted.

   Mr. John E. Major, a nominee for election to the Board, is party to a consulting agreement with the Company pursuant to which he is paid $1,000 per week by the Company as a business development advisor. Pursuant to the agreement, Mr. Major must use his best efforts to dedicate one day per week to the Company, providing the Company's senior management with strategic advice and contributing to the Company's efforts to develop and formalize strategic alliances with established and emerging companies in the wireless marketplace. As additional consideration under the agreement, the Board granted Mr. Major, effective June 7, 2000, a NQO under the Identix Incorporated Equity Incentive Plan to purchase 30,000 shares of Common Stock at an exercise price of $15.0625 per share. The NQO becomes exercisable with respect to one twelfth of the number of shares covered thereby for each month elapsing after the date of grant, so that the NQO will become fully exercisable on June 7, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 31, 2000 by (1) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of the Directors, (3) each of the Company's executive officers identified in the Summary Compensation Table and (4) all Directors and officers as a group. Percentage of ownership is based on 33,108,367 shares of Common Stock outstanding as of July 31, 2000. Shares of Common Stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them.

                               Number of      Number Subject to
                                 Shares      Options and Warrants    Percentage
 Directors, Officers and 5%   Beneficially       Exercisable        Beneficially
        Stockholders             Owned          Within 60 Days         Owned
 --------------------------   ------------   --------------------   ------------
 State of Wisconsin.........   3,735,700(1)              --            11.28%
  Investment Board
  P.O. Box 7842
  Madison, WI 53707
 Capital Ventures
  International.............   1,842,140            241,546             5.52%
  c/o Heights Capital
   Management, Inc.
  425 California Street,
   Suite 1100
  San Francisco, CA 94104
 Yuri Khidekel..............     844,262(2)         174,188(4)          2.54%
 Yury Shapiro...............     806,528(3)         136,454(5)          2.43%
 Randall C. Fowler..........   1,155,599            397,917             3.45%
 Larry J. Wells.............      45,000             45,000                *
 James P. Scullion..........     308,539            300,128(6)             *
 Randall Hawks, Jr..........      15,000             15,000                *
 Patrick H. Morton..........     123,169             75,000                *
 Charles W. Richion.........      70,000             70,000                *
 Fred U. Sutter.............      65,000             55,000                *
 John Major.................       7,500              7,500                *
 Oscar R. Pieper............     394,173            213,466(7)          1.18%
 Grant Evans................     102,071            102,071(8)             *
 All directors and officers
  as a group(19 persons)....   3,567,411          1,785,538(9)(10)     10.22%

--------
  *Less than one percent.

 (1) This information was obtained from the Form 13G filed with the SEC by State of Wisconsin Investment Board on February 9, 2000.

 (2) Mr. Khidekel is a director, officer and 30% shareholder of International Technology Concepts, Inc. which owns 580,074 shares of Common Stock and options to purchase 70,000 shares of Common Stock. For purposes of the beneficial ownership column above, Mr. Khidekel is attributed ownership of all such shares of Common Stock and 7,292 options owned by International Technology Concepts, Inc. which is the number of options owned by IT Concepts that are exercisable on or prior to September 29, 2000.
     Mr. Khidekel is an executive officer of the Company.

 (3) Mr. Shapiro is a director, officer and 25% shareholder of International Technology Concepts, Inc. which owns 580,074 shares of Common Stock and options to purchase 70,000 shares of Common Stock. For purposes of the beneficial ownership column above, Mr. Shapiro is attributed ownership of all such shares of Common Stock and 7,292 options owned by International Technology Concepts, Inc. which is the number of options owned by IT Concepts that are exercisable on or prior to September 29, 2000.
     Mr. Shapiro is an executive officer of the Company.

 (4) On April 27, 2000 the Board granted Mr. Khidekel an option to purchase 200,000 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of an amendment to the Identix Incorporated Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan by 1,700,000 shares, as described in Proposal 3. Of the 200,000 shares conditionally granted to Mr. Khidekel, 20,833 are included in this figure. Also included in this figure is an option to purchase 7,292 shares of Common Stock owned by IT Concepts, Inc. and attributed to Mr. Khidekel because of his 30% ownership of that company. See footnote 2 above.

 (5) On April 27, 2000 the Board granted Mr. Shapiro an option to purchase 200,000 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of Proposal 3. Of the 200,000 shares conditionally granted to Mr. Shapiro, 20,833 are included in this figure. Also included in this figure is an option to purchase 7,292 shares of Common Stock owned by IT Concepts, Inc. and attributed to Mr. Shapiro because of his 25% ownership of that company. See footnote 3 above.

 (6) On April 27, 2000 the Board granted Mr. Scullion an option to purchase 166,667 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of Proposal 3. Of the 166,667 shares conditionally granted to Mr. Scullion, 17,361 are included in this figure.

 (7) On April 27, 2000 the Board granted Mr. Pieper an option to purchase 10,000 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of Proposal 3. Of the 10,000 shares conditionally granted to Mr. Pieper, 1,042 are included in this figure.

 (8) On April 27, 2000 the Board granted Mr. Evans an option to purchase 200,000 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of Proposal 3. Of the 200,000 shares conditionally granted to Mr. Evans, 20,833 are included in this figure.

 (9) The Board has granted certain officers of the Company an aggregate of 1,146,667 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. These grants, and any vesting of shares under these grants, are subject to shareholder approval of Proposal 3. Of the 1,146,667 shares conditionally granted to such officers, 116,112 are included in this figure.

(10) This figure includes an option to purchase 7,292 shares of Common Stock owned by IT Concepts, Inc. and attributed to Messrs. Khidekel and Shapiro. While these shares are attributed separately and individually to each of Mr. Khidekel and Mr. Shapiro under footnotes 2 and 3 above, such shares are counted only once for purposes of this figure.

                             EXECUTIVE COMPENSATION

   The table set forth below provides certain summary information concerning compensation paid to or accrued for the Company's Chief Executive Officer, Interim Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers at June 30, 2000 and/or for the fiscal years ended June 30, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                             Annual Compensation      Long-Term
                             ----------------------- Compensation      Other
                                              Bonus    Options      Compensation
Name and Principal Position  Year  Salary      ($)    (#)(1)(2)         ($)
---------------------------  ---- --------    ------ ------------   ------------
Randall Fowler (3).........  2000 $300,000              10,000        $52,000(4)
 Chairman and CEO            1999  300,000    16,000    50,000         18,000(4)
                             1998  225,000    17,000    95,000         14,000(4)
James P. Scullion (5)......  2000  250,000             200,000(12)     13,000(6)
 President, Interim CEO      1999  250,000     8,000    75,000         13,000(6)
                             1998  190,000    11,000    95,000         12,000(6)
Oscar R. Pieper............  2000  240,000              10,000(13)     13,200(8)
 Vice President,             1999   32,000(7)          100,000          2,000(8)
 Business Development        1998
Grant Evans................  2000  188,000    12,000   200,000(13)     13,000(9)
 Vice President and General  1999   25,000(7)          115,000          2,000(9)
  Manager,
 Security Division           1998
Yuri Khidekel..............  2000  175,000             200,000(13)     15,000(10)
 Vice President, Chief       1999   24,000(7)          100,000          2,000(10)
  Software
 Technology Officer,         1998
  Security Division
Yury Shapiro...............  2000  175,000             200,000(13)     14,000(11)
 Vice President, Chief       1999   24,000(7)          100,000          1,000(11)
  Hardware
 Technology Officer,         1998
  Security Division

--------
 (1) All figures in this column reflect shares of Common Stock into which options are exercisable.

 (2) The Company re-priced stock options, which had an exercise price greater than the market value, on April 28, 1998, which constituted a cancellation of the old option and the grant of a new option. If a stock option was granted prior to April 28, 1998 and then cancelled and reissued in connection with the re-pricing on April 28, 1998, the stock option is only counted once in the table under 1998.

 (3) Mr. Fowler retired as Chief Executive Officer of the Company effective March 31, 2000. He continues to serve as Chairman of the Board.

 (4) Included in the fiscal 2000 figure is a payment of $2,306 by the Company as a premium for Mr. Fowler's life insurance policy and a payment of $38,526 to Mr. Fowler in lieu of accrued vacation, in each case as per a Separation Agreement between Mr. Fowler and the Company dated December 20, 1999. Prior to March 31, 2000, Mr. Fowler's spouse and the Company were each a 50% beneficiary of such life insurance policy. Pursuant to the Separation Agreement, the parties agreed that Mr. Fowler's wife would become the sole beneficiary of this policy. Also included in the fiscal 2000 figure is a payment of $7,500 for an auto allowance and a payment of $3,615 representing a matching contribution by the Company under its 401(K) Plan. In fiscal 1999, Mr. Fowler's auto allowance equaled $10,000, the premium for the life insurance policy equaled $1,845 and the matching contribution for the 401(K) Plan equaled $6,125. In fiscal 1998, the auto allowance equaled $8,000, the premium for the life insurance policy equaled $1,845 and the matching contribution for the 401(K) Plan equaled $4,299.

 (5) Mr. Scullion assumed responsibilities as Interim Chief Executive Officer of the Company on March 31, 2000.

 (6) Included in the fiscal 2000 figure is a payment of $8,000 for an auto allowance and payment of $5,000 representing a matching contribution by the Company under its 401(K) Plan. Included in each of the fiscal 1999 and 1998 figures is a payment of $8,000 for an auto allowance. Included in the fiscal 1999 and 1998 figures are payments of $5,000 and $4,000, respectively, representing matching contributions by the Company under its 401(K) Plan.

 (7) Each of Messrs. Pieper, Evans, Khidekel and Shapiro joined the Company on April 26, 1999.

 (8) Included in the fiscal 2000 figure is a payment of $9,600 for an auto allowance and a payment of $3,600 representing a matching contribution by the Company under its 401(K) Plan. Included in the fiscal 1999 figure is a payment of $1,477 for an auto allowance and a payment of $969 representing a matching contribution by the Company under its 401(K) Plan.

 (9) Included in the fiscal 2000 figure is a payment of $9,600 for an auto allowance and a payment of $3,250 representing a matching contribution by the Company under its 401(K) Plan. Included in the fiscal 1999 figure is a payment of $1,477 for an auto allowance and a payment of $421 representing a matching contribution by the Company under its 401(K) Plan.

(10) Included in the fiscal 2000 figure is a payment of $9,600 for an auto allowance and a payment of $5,238 representing a matching contribution by the Company under its 401(K) Plan. Included in the fiscal 1999 figure is a payment of $1,477 for an auto allowance and a payment of $610 representing a matching a contribution by the Company under its 401(K) Plan.

(11) Included in the fiscal 2000 figure is a payment of $9,600 for an auto allowance and a payment of $3,900 representing a matching contribution by the Company under its 401(K) Plan. Included in the fiscal 1999 figure is a payment of $1,477 for an auto allowance.

(12) Represents two separate stock option grants, one to purchase 33,333 shares of Common Stock, and one to purchase 166,667 shares of Common Stock. The latter grant is subject to shareholder approval of an amendment to the Identix Incorporated Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan by 1,700,000 shares, as described in Proposal 3.

(13) This stock option grant is subject to shareholder approval of Proposal 3.

2000 Option Grants Table

   The following table sets forth stock options granted to the executive officers identified in the Summary Compensation Table during fiscal 2000 under the Identix Incorporated Equity Incentive Plan. Since inception, the Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential
                                                                           Realizable Value
                                        Individual Grants                  at Assumed Annual
                         -------------------------------------------------  Rates of Stock
                                                       Exercise                  Price
                                         % of Total     Price              Appreciation for
                                      Options Granted    Per                  Options (4)
                           Options    to Employees in   Share   Expiration -----------------
          Name           Granted (1)  Fiscal Year 2000   (1)       Date      5%       10%
          ----           -----------  ---------------- -------- ---------- ------- ---------
Randall C. Fowler.......    10,000(2)         1%       $8.1200   1/26/10    74,563   166,827
James P. Scullion.......    33,333(3)         2%       $7.7031   1/05/10   235,290   526,751
                           166,667(5)         9%       $14.000   4/27/04   502,849 1,082,902
Oscar R. Pieper.........    10,000(5)         1%       $14.000   4/27/04    30,171    64,974
Grant Evans.............   200,000(5)        11%       $14.000   4/27/04   603,418 1,299,480
Yuri Khidekel...........   200,000(5)        11%       $14.000   4/27/04   603,418 1,299,480
Yury Shapiro............   200,000(5)        11%       $14.000   4/27/04   603,418 1,299,480

--------
(1) Unless otherwise noted, options vest ratably over forty-eight months from the date of grant, and exercise price is the fair market value on the date of grant.

(2) Options vested 100% at date of grant. Exercise price is 85% of the fair market value at date of grant.

(3) Options vested ratably over six months, and became fully vested on July 5, 2000. Exercise price is 85% of the fair market value at date of grant.

(4) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimated future stock price appreciation.

(5) This stock option grant is subject to shareholder approval of an amendment to the Identix Incorporated Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan by 1,700,000 shares, as described in Proposal 3.

                 2000 OPTION EXERCISES AND YEAR-END VALUE TABLE

   The following table sets forth stock options exercised by the executive officers identified in the Summary Compensation Table during fiscal 2000, and the number and value of all unexercised options at June 30, 2000. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's common stock on June 30, 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                           Value of Unexercised In-
                           Shares                 Number of Unexercised      the-Money Options at
                          Acquired     Value    Options at Fiscal Year End    Fiscal Year End (1)
                         on Exercise  Realized  -------------------------- -------------------------
          Name               (#)       ($)(1)   Exercisable/Unexercisable  Exercisable/Unexercisable
          ----           ----------- ---------- -------------------------- -------------------------
Randall C. Fowler.......       --    $      --         391,667/8,333          $ 4,269,745/75,518
James P. Scullion.......    30,000      474,375      274,781/180,903(2)       $2,480,112/469,773
Oscar R. Pieper.........   135,000    1,060,114       207,840/86,250(3)       $3,016,938/520,496
Grant Evans.............    15,012      170,970       79,832/284,128(4)       $917,328/1,096,160
Yuri Khidekel...........    90,000      870,975      149,395/268,334(4)       $1,999,207/850,254
Yury Shapiro............    90,000      870,975      111,661/268,334(4)       $1,412,349/850,254

--------
(1) Value realized is determined by multiplying the exercised shares by the difference between the market close price on the date of exercise and the stated exercise price.

(2) On April 27, 2000, the Board granted Mr. Scullion an option to purchase 166,667 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of an amendment to the Identix Incorporated Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan by 1,700,000 shares, as described in Proposal 3. Of the 166,667 shares conditionally granted to Mr. Scullion, 6,945 are included in the exercisable options figure, and 159,722 are included in the unexercisable options figure.

(3) On April 27, 2000, the Board granted Mr. Pieper an option to purchase 10,000 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grant, and any vesting of shares under the grant, is subject to shareholder approval of Proposal 3. Of the 10,000 shares conditionally granted to Mr. Pieper, 417 are included in the exercisable options figure, and 9,583 are included in the unexercisable options figure.

(4) On April 27, 2000, the Board granted each of Mr. Evans, Mr. Khidekel and Mr. Shapiro an option to purchase 200,000 shares of Common Stock under the Identix Incorporated Equity Incentive Plan. The grants, and any vesting of shares under the grants, are subject to shareholder approval of Proposal 3. Of the 200,000 shares conditionally granted to each of Mr. Evans, Mr. Khidekel and Mr. Shapiro, 8,333 are included in each respective individual's exercisable options figure, and 191,667 are included each respective individual's unexercisable options figure.

   The Company did not make any awards during the fiscal year ended June 30, 2000 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.

            REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

   The Compensation Committee is responsible for establishing and administering the policies, which govern both annual compensation and stock ownership programs for the Chief Executive Officer and certain other executive officers. Each year, salaries are determined and awards are made, if warranted, under the Company's stock option plans.

   The Compensation Committee annually evaluates the Company's corporate performance, and its executive compensation and incentive programs compared with the industry and with a broader group of similar size companies. In determining each of the Chief Executive Officer's compensation and the Interim Chief Executive Officer's compensation for fiscal 2000, the Compensation Committee considered the compensation paid by the Company's direct competitors, a group of similar size companies and the corporate performance for the Company for the prior fiscal year.

   The Company's compensation programs are designed to reward executives for long-term strategic management, to align the interests of the executive officers with the interests of the Company's stockholders and to attract and retain highly talented and productive executives, and are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard.

   The principal components of executive compensation are base salary, performance bonuses and stock options.

   Base salary is based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually evaluates the Company's corporate performance and conducts surveys of companies in the industry and of a broader group of similar size companies in order to determine whether the Company's executive base salaries are in a competitive range.

   Performance bonuses are linked directly to the financial performance of the Company and specific performance objectives. These bonuses in particular emphasize the Compensation Committee's belief that, when the Company is successful, the executives should be highly compensated to reflect the Company's success, but that, conversely, if the Company is not successful and does not meet its financial objectives, only limited bonuses should be paid, and only on a case-by case basis, absent extraordinary circumstances. With respect to certain officers, a cash bonus is based on a formula using Company financial and/or specific performance objectives.

   The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and in some, but not all cases, on an annual basis thereafter. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive usually vests over a period of four years. The purpose of any annual option grant is to ensure that the executive always has options that vest in increments in the future. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with the stockholders.

   During fiscal 2000, certain executive officers received salary increases equivalent to the amount required to align them with comparable executives in similar industries, as well as, incentive stock options. Mr. Scullion received one additional stock option grant during fiscal 2000 for assuming the role of Interim Chief Executive Officer.

   During fiscal 2001, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company's performance compared to that of industry performance levels.

                                          COMPENSATION COMMITTEE

                                          Larry J. Wells
                                          Patrick H. Morton
                                          Randall Hawks, Jr.
                                          Charles W. Richion

Compensation Committee Interlocks and Insider Participation

   Randall Hawks Jr., a member of the Compensation Committee of the Board during fiscal 2000, was formerly Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

   Charles W. Richion, a member of the Compensation Committee of the Board for fiscal 2000, was formerly Vice President, Biometric Security Division of the Company from January 1998 to July 1998 and was Vice President, Corporate Development from June 1997 to January 1998.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Common Stock from July 1, 1995 to June 30, 2000 with cumulative total return on the Russell 2000 Index and a Peer Group (Printrak International Inc., Digital Biometrics, Inc. and National Registry Inc.) over the same period.

                        [PERFORMANCE GRAPH APPEARS HERE]

Research Data Group                            Peer Group Total Return Worksheet
  IDENTIX INC

                                            Cumulative Total Return
                                -----------------------------------------------
[S]                             [C]      [C]     [C]     [C]     [C]      [C]

                                 6/95     6/96    6/97    6/98    6/99     6/00

IDENTIX INCORPORATED            100.00   231.68  176.24  100.99  156.44   248.52
RUSSELL 2000                    100.00   123.89  144.12  167.90  170.42   175.62
PEER GROUP                      100.00    71.67   37.21   20.56   26.26    36.45
[/TABLE]

                             EMPLOYMENT AGREEMENTS

   In connection with his retirement as Chief Executive Officer of the Company, Mr. Fowler and the Company entered into a Separation Agreement dated December 20, 1999. Under the agreement, Mr. Fowler agreed to provide ongoing services to the Company through his retirement date, March 31, 2000, and the Company and Mr. Fowler each agreed to release the other from certain claims, causes of action and obligations as described in the agreement. The Company agreed to pay Mr. Fowler his base salary of $300,000 through March 31, 2001 and continue to provide through that date which is the later of Mr. Fowler's 65th birthday, or in the event of his death, his spouses' 65th birthday (the "Benefit Termination Date"), certain medical benefits. The Company also agreed to pay, through the Benefit Termination Date, ongoing annual insurance premiums on a $1,000,000 term life insurance policy on Mr. Fowler's life. In furtherance of the agreement, the Company agreed that Mr. Fowler's spouse would become the sole beneficiary of the insurance policy; previously, the Company and Mr. Fowler's spouse were each 50% beneficiaries of such policy. Under the agreement, stock options previously granted to Mr. Fowler continue to vest through March 31, 2001, at which time Mr. Fowler will be able to exercise those vested options pursuant to terms of applicable stock option agreements. Mr. Fowler currently serves as Chairman of the Board, and has been re-nominated for election to the Board as described in Proposal 1.

   In connection with his assumption, on March 31, 2000, of additional responsibilities as Interim Chief Executive Officer of the Company, Mr. Scullion received a Compensation Continuation Agreement dated as of January 5, 2000. The agreement provides that Mr. Scullion is to devote all of his business time, energy and skill to the affairs of the Company through the term of the agreement, which expires March 31, 2002 unless earlier terminated in accordance with the terms of the agreement. Under the agreement, the Company agreed to pay Mr. Scullion a base salary of $250,000 per annum, with increases in such base salary based on annual reviews of Mr. Scullion's performance, and a car allowance of $666.67 per month. The agreement provides that the first annual review of Mr. Scullion's performance will take place on or about September 30, 2000. The Company also agreed to pay Mr. Scullion a bonus, the amount of which is determined on an annual basis by the Compensation Committee of the Board. Under the agreement, Mr. Scullion was granted a NQO to purchase 33,333 shares of Common Stock. The NQO has an exercise price equal to 85 percent of the market value on the date of the agreement, and vested at a rate of 1/6 per month, meaning that the NQO became fully vested on July 5, 2000. If, during the term of the agreement, the Company terminates the employment of Mr. Scullion for reasons other than his death or disability, or for reasons other than "cause" (as defined in the agreement), or if he resigns for "good reason" (as defined in the agreement), Mr. Scullion will: (a) immediately be paid all salary, bonuses and vacation pay accrued to the effective date of termination;
(b) as severance compensation, continue to be paid his then current base salary until that date which is one calendar year from the effective date of termination (the "Severance Period"); and (c) continue to receive, during the Severance Period, certain medical, dental and life insurance benefits from the Company. Additionally, in the event of such termination or resignation, all outstanding options to purchase Common Stock granted by the Company to Mr. Scullion will immediately vest. In addition to serving as Interim Chief Executive Officer of the Company, Mr. Scullion is a current Board member and continues to serve the Company as President and Chief Financial Officer. He has been re-nominated for election to the Board as described in Proposal 1.

   Messrs. Oscar R. Pieper, Grant Evans, Yuri Khidekel and Yury Shapiro, each of whom are executive officers of the Company, are each individually parties to separate Employment Agreements with the Company dated as of April 26, 1999. Each agreement provides that if the Company terminates the executive's employment for reasons other than his death or disability or for "cause" (as defined in the agreement) or he resigns for "good reason" (as defined in the agreement), the executive will (a) immediately receive all accrued salary, bonuses and vacation pay to the effective date of termination, (b) as severance compensation, continue to receive, for a number of months identified in the agreement (the "Severance Period"), his then current base salary, and (c) continue to receive certain medical, dental and life insurance benefits from the Company. Additionally, in the event of such termination or resignation, all outstanding options to purchase Common Stock granted to each executive under his agreement will fully vest immediately accordance with each executive's relevant stock option agreement. Mr. Pieper's agreement expires April 26, 2003, unless earlier terminated in accordance with its terms, and provides for a Severance Period of 15 months. The agreements of Messrs. Evans, Khidekel and Shapiro each expires April 26, 2002, unless earlier terminated in accordance with the terms of the agreement, and each such agreement provides for a Severance Period of 12 months.

                              CERTAIN TRANSACTIONS

   Patrick H. Morton is a member of the Board and its Audit Committee (see "Board Meetings and Committees" above) and presently owns 38% of Integrated Manufacturing Solutions, Inc. ("IMS"), a manufacturer of integrated circuit boards that provides manufacturing services to the Company. IMS billed the Company approximately $2,920,000, $2,798,000 and $2,437,000 in fiscal 2000,
1999 and 1998 respectively. Amounts outstanding to IMS at June 30, 2000 were approximately $200,000.

   The Company purchases certain complete biometric security I.T. products, R&D, engineering and administrative services from International Technology Concepts, Inc. Mr. Yury Shapiro, the Company's Vice President, Chief Hardware Technology Officer, Security Division, and Mr. Yuri Khidekel, the Company's Vice President, Chief Software Technology Officer, Security Division, are each directors, officers and principal shareholders of International Technology Concepts, Inc. Mr. Khidekel and Mr. Shapiro beneficially own approximately 30% and 25%, respectively, of the shares of International Technology Concepts, Inc. International Technology Concepts, Inc. billed the Company approximately $3,080,000 in fiscal 2000, and $360,000 in the last quarter of fiscal 1999. The Company did not purchase goods or services from International Technology Concepts, Inc. prior to fiscal 1999. Amounts outstanding to that company at June 30, 2000 were approximately $5,000.

                                  PROPOSAL 2.

        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

   The Board unanimously adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (the"Amendment") increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. The Board is recommending stockholder approval of the Amendment.

DESCRIPTION OF THE PROPOSAL

   The Company's Certificate of Incorporation currently authorizes the issuance of 52,000,000 shares, of which 50,000,000 are authorized for issuance as Common Stock and 2,000,000 are authorized for issuance as preferred stock, par value $.01 per share ("Preferred Stock"). As of the Record Date, the Company had 33,283,789 shares of Common Stock outstanding and 234,558 shares of Series A Preferred Stock outstanding. In addition, as of that date, the Company had approximately (i) 5,626,875 shares of Common Stock reserved for issuance under its stock option and purchase plans, (ii) 583,152 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and (iii) 234,558 shares of Common Stock reserved for issuance upon conversion of outstanding shares of Series A Preferred Stock. If this Amendment is approved, the Board intends to cause a certificate of amendment to the Certificate of Incorporation to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of the Amendment, the adoption of the amendment to the Identix Incorporated Equity Incentive Plan (Proposal 3), and the adoption of the amendment to the Identix Incorporated Non-Employee Director's Plan (Proposal
4), the Company will have approximately 58,356,184 shares of Common Stock authorized but unreserved.

   The increase in the number of outstanding shares of Common Stock shall be accomplished by amending the first sentence of the Fourth Article of the Certificate of Incorporation to read as follows:

     "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 102,000,000 shares, comprised of 100,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 2,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock")."

   The Board considers it advisable to have additional authorized but unissued shares of Common Stock available to (i) allow issuances under the Company's employee stock option and benefit plans; (ii) allow the Company to act promptly with respect to possible future acquisitions or financing; (iii) sell additional shares, as necessary, to finance operations and growth of the Company; and (iv) provide shares for other corporate purposes approved by the Board, including, without limitation, stock splits and dividends. Having additional authorized shares of Common Stock available for issuance would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations. The Company has no specific plans for issuance of additional shares of Common Stock, other than shares currently reserved under option and purchase plans, shares reserved for exercise of outstanding warrants and shares reserved for conversion of outstanding Series A Preferred Stock.

   The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. The Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.

   To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the existing stockholders. Except for the holder of shares of Series A Preferred Stock, which has limited rights to participate in certain offerings of additional shares by the Company, no Company stockholder has rights to participate in offerings of additional shares by the Company.

   The increase in the number of authorized shares of Common Stock could have an anti-takeover effect. If the Board desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. However, the matter submitted herein is not being recommended in response to any specific effort of which the Company is aware to obtain control of or to acquire the Company.

PROPOSAL

   Shareholders are being asked to approve the amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock, voting together as a single class, is required to adopt the amendment to the Certificate of Incorporation.

BOARD RECOMMENDATION

   The Board recommends a vote "FOR" approval of the proposal.

                                  PROPOSAL 3.

    APPROVAL OF AMENDMENT TO THE IDENTIX INCORPORATED EQUITY INCENTIVE PLAN

DESCRIPTION OF THE PROPOSAL

   The Board has approved, subject to shareholder approval, an amendment to the Identix Incorporated Equity Incentive Plan (the "Incentive Plan") to increase the number of shares of Common Stock available for issuance under the Incentive Plan by 1,700,000 shares to a total of 4,700,000 shares. Currently, the Incentive Plan provides that a total of 3,000,000 shares of Common Stock may be issued thereunder. As of July 31, 2000, there were zero shares currently unreserved and available for option grants under the Incentive Plan, and there were 1,124,116 shares currently unreserved and available for option grants under all of the Company's stock option plans. The Company believes the proposed increase in the number of shares available for grant is necessary in order to ensure that there will be a sufficient reserve of shares to permit the grant of further options to existing and new employees and non-employee Directors of and consultants to the Company.

   The following table shows the number of shares covered by options awarded to the executive officers and the identified groups under the Incentive Plan in fiscal 2000. All options were granted at fair market value as of the date of grant, except for (1) the option to purchase 10,000 shares granted to Mr. Fowler, which was granted at 85 percent of the market value of the shares on the date of the grant, and (2) an option granted to Mr. Scullion to purchase 33,333 shares, which was granted at 85 percent of the market value of the shares on the date of the grant.

                                                                    NUMBER
                         NUMBER AND POSITION                       OF SHARES
                         -------------------                       ---------
   Randall C. Fowler..............................................   10,000
    Chairman and former CEO
   James P. Scullion..............................................  200,000(1)
    President and Interim CEO
   Oscar R. Pieper................................................   10,000(2)
    Vice President Business Development
   Grant Evans....................................................  200,000(2)
    Vice President and GM, Security Division
   Yuri Khidekel..................................................  200,000(2)
    Vice President, Chief Software Technology Officer, Security
     Division
   Yury Shapiro...................................................  200,000(2)
    Vice President, Chief Hardware Technology Officer, Security
     Division
   All executive officers as a group..............................  961,000(3)
   All directors who are not executive officers as a group........   30,000
   All employees and consultants (other than executive officers)
    as a group....................................................  669,750(4)

  --------
  (1) An option to purchase 166,667 of these shares is subject to shareholder approval of an amendment to the Identix Incorporated Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan by 1,700,000 shares, as described in Proposal 3.
  (2) These option grants are subject to shareholder approval of Proposal 3.
  (3) Options to purchase 826,667 of these shares are subject to shareholder approval of Proposal 3.
  (4) Options to purchase 193,000 of these shares are subject to shareholder approval of Proposal 3.

DESCRIPTION OF THE INCENTIVE PLAN

   The Incentive Plan is intended to strengthen the Company by providing selected eligible key employees and non-employee Directors of, and consultants to, the Company an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Administration of the Incentive Plan may either be by the Board or a Committee of the Board (in either case, the "Committee"). The Committee may select key employees, including executive officers, non-employee Directors or consultants to receive awards under the Incentive Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. However, the Committee may not grant, in any one fiscal year, awards covering more than 200,000 shares of common stock to any executive officer whose compensation is required to be disclosed under
Item 402 of Regulation S-K. Individual grants will generally be based on a person's present and potential contribution to the Company. As of June 30, 2000, the Company had approximately 384 employees, non-employee Directors and consultants eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals.

   Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), NQOs (each ISO or NQO, an "Option," and collectively, "Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the Incentive Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Incentive Plan on or after July 5, 2005, but outstanding awards may extend beyond that date.

   Options. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the Option on the date of grant. The exercise price of NQOs must be at least 85 percent of the fair market value of the shares subject to the Option on the date of grant. The term of any ISO granted under the Incentive Plan may not exceed ten years and the term of any NQO may not exceed fifteen years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

   Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

   Stock Purchase Rights. Stock Purchase Rights consist of a grant to purchase Common Stock at a purchase price of not less than 85 percent of the fair market value of the Common Stock on the grant date. Stock Purchase Rights are generally exercisable for a period of up to 30 days after the grant date.

   Performance Shares. Performance Shares are shares of Common Stock issuable upon the attainment of performance criteria. At the time of a grant, the Committee will determine the number of shares of Common Stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50 percent of the fair market value of the Common Stock on the date of grant. The Committee will determine the performance period, the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock, at the discretion of the Committee, and may bear interest or earn dividends.

   The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash, by promissory note of the participant or by delivery of other property, including securities of the Company, as authorized by the Committee. The Company generally will not receive any consideration upon the grant of any awards, although the Incentive Plan provides that consideration may be payable with respect to the grant of Performance Shares. Awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates (but, only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award may be exercised for two years thereafter. Shares issued under an award may be subject to a right of repurchase by the Company. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

   The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan.

   The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, to the extent required for the Incentive Plan to satisfy the conditions of Rule 16b-3 under the Exchange Act or, with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with
Section 422 of the Code, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) change the minimum price terms for Option exercise, (iii) change the class of employees and consultants eligible to participate in the Incentive Plan, (iv) extend the maximum Option exercise period, or (v) materially increase the benefits accruing to participants under the Incentive Plan.

   The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Incentive Plan to deliver stock or make payments.

   Under the Incentive Plan, "change in control" is defined to include the acquisition of 20 percent or more of the voting power of the Company's outstanding stock, a proxy solicitation for one or more directors without support of the then current Board, a dissolution or liquidation of the Company and certain asset sales, mergers or reorganizations or other changes in ownership of the Company's assets or stock. In the event of a "change in control" of the Company, as defined in the Incentive Plan, the Board may, subject to certain limitations, accelerate the vesting provisions of awards or may cash out the awards. The Board has passed a resolution accelerating the vesting of stock options under the Incentive Plan for certain changes of control.

FEDERAL INCOME TAX CONSEQUENCES

   THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

   Awards; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture."

   Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company should be taxable as long term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

   Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

   Withholding Taxes. The present position of the Internal Revenue Service ("IRS") appears to be that income and employment withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares, including a Disqualifying Disposition. The IRS is studying this position and may change it at any time, possibly with retroactive effect.

NONQUALIFIED STOCK OPTIONS

   Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be the share's fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date.

   The amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

   Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

   Exercise with Stock. If an Optionee tenders common stock (other than statutory option stock--see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

   If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

RESTRICTED STOCK

   Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the common stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a
Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The consequences upon sale or disposition of Restricted Stock generally are the same as for common stock acquired under a NQO (see above).

PERFORMANCE SHARES

   Depending on the exact terms of an award of Performance Shares, the Award could be treated for tax purposes in the same manner as a Restricted Stock Award, i.e., as transfer of property subject to restrictions, or as a transfer which takes place only when the terms of the award are satisfied.

STOCK PURCHASE RIGHTS

   The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

PROPOSAL

   Shareholders are being asked to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares of the Common Stock and Preferred Stock represented and voting at the Annual Meeting is required to adopt the amendment to the Incentive Plan.

BOARD RECOMMENDATION

   The Board recommends a vote "FOR" approval of the proposal.

                                  PROPOSAL 4.

 APPROVAL OF AMENDMENT TO THE IDENTIX INCORPORATED NON-EMPLOYEE DIRECTORS STOCK
                                  OPTION PLAN

   The Board has approved, subject to shareholder approval, the following amendments to the Identix Incorporated Non-employee Directors Stock Option Plan (the "Directors Plan"): (i) an amendment to increase the total number of shares reserved for issuance under the Directors Plan by 450,000 from 410,000 to 860,000; and (ii) amendments to increase the number of shares covered by an option grant made to a non-employee Director upon initial election to the Board from 20,000 to 30,000 shares (or from 10,000 to 15,000 in case more than six months have elapsed since the date of the last annual shareholders meeting at the time of such election) and to increase the number of shares covered by the annual option grant made to a non-employee director from 20,000 to 30,000 shares. The new grant levels described in the preceding sentence, if approved by the shareholders of the Company, will be effective as of the date of the Annual Meeting.

   Currently, the Directors Plan provides that a total of 410,000 shares of Common Stock may be issued thereunder upon exercise of NQOs granted under the Directors Plan. As of July 31, 2000, there were 50,000 shares that were currently unreserved and available for grant under the Directors Plan. The Company believes that the proposed increase in the number of shares available for grant is necessary to ensure that there will be a sufficient reserve of shares to permit the grant of further options to non-employee Directors for the next two years. The Company believes that the increase in the number of shares covered by option grants under the Directors Plan is necessary in order to continue to attract, motivate and retain high caliber Board members.

   The following table shows the number of number of shares covered by options granted to the identified groups under the Directors Plan in fiscal year 2000. All options were granted at fair market value as of the date of grant.

                                                                        NUMBER
                                                                       OF SHARES
                                                                       ---------
   All executive officers as a group..................................       0
   All Directors who are not executive officers as a group............  80,000
   All employees (other than executive officers) as a group...........       0

DESCRIPTION OF THE DIRECTORS PLAN

   Only non-employee Directors of the Company are eligible to participate in the Directors Plan. The Directors Plan is designed to work automatically. However, to the extent administration is necessary, it is provided by the Board or the Board may delegate its authority to a committee of the Board. Option grants to non-employee Directors are made on a formula basis and not on a discretionary basis. The Directors Plan provided for grant to each Director who was not, and had not been in the preceding twelve months, an officer or an employee of the Company an NQO to purchase 20,000 shares of Common Stock on the date of initial adoption of the Directors Plan in 1995. The Directors Plan, as currently in effect, further provides that when a person who is not, and has not been in the preceding twelve months, an officer or an employee of the Company is elected or appointed a member of the Board, the Company will grant that person on the effective date of such election or appointment (i) an NQO to purchase 20,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of shareholders or (ii) an NQO to purchase 10,000 shares of Common Stock if at least six months have elapsed since the last annual meeting of shareholders (in either case, an "Initial Grant"). The Directors Plan, as currently in effect, further provides that on the first meeting of the Board immediately following the annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders), the Company will grant to each non-employee Director then in office an NQO to purchase an additional 20,000 shares of Common Stock (an "Annual Grant"). If the amendments to the Directors Plan proposed hereby are approved by the Company's shareholders, effective on the date of the Annual Meeting, the Initial Grant level shall be increased from 20,000 to 30,000 shares (or from 10,000 to

15,000 if more than six months have elapsed since the last annual meeting of shareholders) and the Annual Grant level shall be increased from 20,000 to 30,000 shares.

   All NQOs granted under the Directors Plan have an exercise price equal to the fair market value of such shares on the date of grant and become exercisable with respect to one fourth of the number of shares covered by such Option for each three month period which elapses after the date of grant, so that such Option will be fully exercisable on the first anniversary of the date such Option was granted. Including Mr. Fowler, who retired as Chief Executive Officer of the Company effective March 31, 2000, the Company currently has six non-employee Directors who are eligible to participate in the Directors Plan, all of whom have been nominated for election at the Annual Meeting. If elected to the Board as proposed under Proposal 1, Mr. Major would also be considered a non-employee Director eligible to participate in the Director Plan.

   The consideration payable in connection with any Option (including any related taxes) may be paid by promissory note of the non-employee Director or by delivery of shares of Common Stock of the Company. Options granted under the Directors Plan have a term of ten years. Options generally terminate three months after a non-employee Director ceases to be, for any reason, a Director, but if a non-employee Director ceases to be a Director due to death, disability or retirement, the Option may be exercised for two years after the termination.

   The Board may amend, alter, or discontinue the Directors Plan or any Option at any time, except that the consent of a participant is required if the participant's existing rights under an outstanding Option would be impaired. In addition, to the extent required under applicable tax and securities laws and regulations, the shareholders of the Company must approve any amendment, alteration, or discontinuance of the Directors Plan that would increase the total number of shares reserved under the Directors Plan and in certain other circumstances as the Board may deem advisable to comply with such laws and regulations. In addition, the provisions of the Directors Plan governing who is granted Options, the number of shares covered by each Option, the exercise price, and the period of exercisability and the timing of Option grants may not be amended more than once every six months, other than for changes to comport with the Code or the Employee Retirement Income Security Act of 1974.

   In the event of a "change in control" of the Company, as defined in the Directors Plan, the vesting of Options will automatically accelerate. A "change in control" is defined to include the acquisition of 20% or more of the voting power of the Company's outstanding stock, a proxy solicitation for one or more directors without support of the then-current Board, and certain mergers or reorganizations or other changes in ownership of the Company's assets or stock.

   The Company believes it important that Directors have meaningful equity ownership in the Company and believes one way to provide the appropriate level of ownership is through a formula plan such as that set forth in the Directors Plan.

FEDERAL INCOME TAX CONSEQUENCES

   The federal income tax consequences of NQOs granted under the Directors Plan are the same as NQOs granted under the Incentive Plan. See Proposal 3. Approval of Amendment to Identix Incorporated Equity Incentive Plan -- Federal Income Tax Consequences -- Nonqualified Stock Options."

PROPOSAL

   Shareholders are being asked to approve the amendments to the Directors Plan described above. The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock of the Company represented and voting at the Annual Meeting is required for approval of the amendments to the Directors Plan.

BOARD RECOMMENDATION

   The Board recommends a vote "FOR" approval of the proposal.

                                  PROPOSAL 5.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001, and recommends that stockholders vote "FOR" ratification of such appointment. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

   Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.

Dated: September 18, 2000

                                          THE BOARD OF DIRECTORS

                                                       Please mark
                                                       your votes        [X]
                                                       as indicated in
                                                       this example



                                        FOR               WITHHOLD
                                all nominees listed       AUTHORITY
                                (except as noted to    to vote for the
                                   the contrary)       nominees listed
1. TO ELECT DIRECTORS                   [_]                  [_]
Nominees:
01-Randall C. Fowler
02-Patrick H. Morton
03-Randall Hawks, Jr.
04-Fred U. Sutter
05-Larry J. Wells
06-Charles W. Richion
07-James P. Scullion
08-John E. Major
09-Paul J. Bulger

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)
----------------------------------------------------------------------

                                                                              FOR          AGAINST          ABSTAIN
2. To amend the Company's Certificate of                                      [_]          [_]              [_]
   Incorporation to effect an increase in number of
   authorized shares of the Company's common stock
   from 50,000,000 to 100,000,000 shares.

3. To amend the Identix Incorporated Equity                                   [_]          [_]              [_]
   Incentive Plan to increase the number of shares
   of the Company's common stock available for issuance
   under the plan from 3,000,000 to 4,700,000 shares.

4. To amend the Identix Incorporated Non-Employee Directors Plan              [_]          [_]              [_]
   to increase the number of shares of the Company's common
   stock available for issuance under that plan from 410,000 to
   860,000 shares and to approve the other amendments to that plan described in the accompanying Proxy Statement.

5. To ratify the appointment of                                               [_]          [_]              [_]
   PricewaterhouseCoopers LLP
   as independent accountants of
   the Company for the fiscal year
   ending June 30, 2001.




Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature ____________________________________________________________________ Date__________________________________

Signature ____________________________________________________________________Date____________________________________

________________________________________________________________________________
                          /\ FOLD AND DETACH HERE /\


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You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

  _________________________________________________________________________
 | OPTION 1: To vote as the Board of Directors recommends on ALL proposals |
 | Press 1.                                                                |
 |_________________________________________________________________________|

                   When asked, please confirm by Pressing 1.
  ___________________________________________________________________________
 | OPTION 2: If you choose to vote on each proposal separately, press 0. You |
 | will hear these Instructions                                              |
 |___________________________________________________________________________|

Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL Nominees, press 9.

To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instruction

Proposal 2 - To vote FOR , press 1; AGAINST, press 9, ABSTAIN, press 0.

                   When asked, please confirm by pressing 1.

          The instructions are the same for all remaining proposals.

                                      or

   2. VOTE BY INTERNET Follow the instructions at our Website Address http //www.eproxy.com/IDX

                                      or

   3. VOTE BY PROXY Mark, sign and date our proxy card and return promptly in the enclosed envelope.

  NOTE: If  you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK our Proxy card.

                             THANK YOU FOR VOTING.

PROXY

                               For The Shares Of

                             IDENTIX INCORPORATED

                            A Delaware Corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock and/or Preferred Stock of Identix Incorporated (the "Company") hereby revokes all previous proxies, acknowledges receipt of the notice of the stockholders' meeting to be held on October 26, 2000, and appoints James P. Scullion and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the under-signed were present and voting the shares. The shares represented by this proxy shall be voted as specified on the reverse side. If no choice is indicated, the shares will be voted FOR all proposals.

                          (Continued on other side.)


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